Exhibit 99.1

Safe Harbor Financial Announces Appointment of CEO, Sundie Seefried to Board of Directors

Board Member, John Darwin, to step down to pursue other opportunities

GOLDEN, Colo., April 15, 2024 — SHF Holdings, Inc., d/b/a/ Safe Harbor Financial (“Safe Harbor” or the “Company”) (NASDAQ: SHFS), a leader in facilitating financial services and credit facilities to the regulated cannabis industry, announced today that its Board of Directors (the “Board”) has appointed its Chief Executive Officer, Sundie Seefried, as a member of the Board. Ms. Seefried was appointed in order to fill the vacancy created by John Darwin’s resignation as a member of the Board. Mr. Darwin’s resignation was not in connection with any known disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Mr. Fred Niehaus, Chairman of the Board, stated, “It was a natural fit for Sundie to be appointed to fill a vacancy on the Board, given her extensive expertise of cannabis finance and ongoing success in creating a pathway for compliant banking and financial services for cannabis-related businesses. As a 39-year financial industry veteran and former CEO of Partner Colorado Credit Union, Sundie has made it her mission to normalize banking for cannabis-related business by leveraging her experience and broad industry leadership. We look forward to having Sundie’s knowledge and industry perspective on the Board as we continue to expand Safe Harbor’s footprint as the leading financial services provider for companies operating in the cannabis industry.”

“On behalf of the Board and the entire Safe Harbor team, I would also like to thank John Darwin for his unwavering support and contributions to Safe Harbor over the past 3 years. He has played an integral role in Safe Harbor’s evolution into becoming a key financial partner for businesses operating in the cannabis industry. We wish him well on his future endeavors,” concluded Mr. Niehaus.

Effective upon Ms. Seefried’s appointment to the Board to fill the vacancy created by Mr. Darwin’s resignation, the size of the Company’s Board of Directors remains at seven members.

About Safe Harbor

Safe Harbor is among the first service providers to offer compliance, monitoring and validation services to financial institutions, providing traditional banking services to cannabis, hemp, CBD, and ancillary operators, making communities safer, driving growth in local economies, and fostering long-term partnerships. Safe Harbor, through its financial institution clients, implements high standards of accountability, transparency, monitoring, reporting and risk mitigation measures while meeting Bank Secrecy Act obligations in line with FinCEN guidance on cannabis-related businesses. Over the past eight years, Safe Harbor has facilitated more than $21 billion in deposit transactions for businesses with operations spanning over 41 states and US territories with regulated cannabis markets. For more information, visit www.shfinancial.org.

Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of federal securities laws. Forward-looking statements may include, but are not limited to, statements with respect to trends in the cannabis industry, including proposed changes in U.S. and state laws, rules, regulations and guidance relating to Safe Harbor’s services; Safe Harbor’s growth prospects and Safe Harbor’s market size; Safe Harbor’s projected financial and operational performance, including relative to its competitors and loan performance; new product and service offerings Safe Harbor may introduce in the future; the impact of recent volatility in the capital markets, which may adversely affect the price of the Company’s securities; Safe Harbor’s ability to make the same or similar loans in the future; the outcome of any legal proceedings that may be instituted against Safe Harbor; other statements regarding Safe Harbor’s expectations, hopes, beliefs, intentions or strategies regarding the future; and the other risk factors discussed in Safe Harbor’s filings from time to time with the SEC. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “outlook,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject, are subject to risks and uncertainties. These forward-looking statements involve a number of risks and uncertainties (some of which are beyond the control of Safe Harbor), and other assumptions, that may cause the actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These and other risks are discussed in detail in the periodic reports that Safe Harbor files with the SEC, and investors are urged to review those periodic reports and Safe Harbor’s other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov, before making an investment decision. Safe Harbor assumes no obligation to update its forward-looking statements except as required by law.

Contact Information

Safe Harbor Media

Nick Callaio, Marketing Manager

720.951.0619

Nick@SHFinancial.org

Safe Harbor Investor Relations

ir@SHFinancial.org

KCSA Strategic Communications

Phil Carlson
safeharbor@kcsa.com